Exhibit 10.2

IRON MOUNTAIN INCORPORATED

EXECUTIVE DEFERRED COMPENSATION PLAN

FIRST AMENDMENT TO 2008 RESTATEMENT

Iron Mountain Incorporated (the “Company”) hereby amends the Iron Mountain Incorporated Executive Deferred Compensation Plan, as most recently amended and restated as of January 1, 2008 (the “Plan”).

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1.                                       Section 4.1 of the Plan shall be replaced in its entirety as follows:

4.1                                 Eligibility to Participate.  Each management employee and highly compensated employee of the Company or a Subsidiary who is exempt from the minimum wage and overtime provisions of the Fair Labor Standards Act of 1938, as amended, and whose base salary for the preceding year is (or in the case of a new hire is anticipated to be) at least equal to the amount currently in effect under Section 414(q)(1)(B) of the Code shall be eligible to participate in the Plan as of the date, if any, that the Executive Vice President, Human Resources determines that such individual shall be offered participation in the Plan.

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2.                                       Except as hereinabove specifically amended, all provisions of the Plan, as previously amended, shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to 2008 Restatement to be executed in its name and on its behalf this 21st  day of November, 2008.

IRON MOUNTAIN INCORPORATED

By:	/s/ Linda Rossetti